FORM OF SELLING AGREEMENT

     This Agreement made as of the ____ day of _______________, 19___ by and between SUMMIT SECURITIES, INC., an Idaho corporation ("Summit") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

                                  WITNESSETH:

     WHEREAS, Summit proposes to issue and sell $40,000,000 principal amount of its Investment Certificates, Series B (the "Certificates") pursuant to a Registration Statement (or Registration Statements) and a Prospectus (or Prospectuses) filed under the Securities Act of 1933; and

     WHEREAS, the Selling Agent, an affiliate of Summit, for good and valuable consideration the receipt of which is hereby acknowledged, desires to assist in the sale of the Certificates upon the terms and in reliance upon the representations, warranties and agreements set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

      1.    Appointment of Selling Agent.

            Summit hereby appoints the Selling Agent as its managing agent to offer and sell the Certificates at the prices and in the manner described in the Registration Statement and the Prospectus and in compliance with the terms and conditions thereof. Summit agrees to provide the Selling Agent with such number of Registration Statements and Prospectuses as it reasonably requests to enable it to offer the Certificates and authorizes the Selling Agent to distribute the Registration Statements and Prospectuses.

      2.    Undertaking of Selling Agent.

            The Selling Agent agrees to use its best efforts to sell the Certificates on the terms stated herein and in the Registration Statement and Prospectus and to notify Summit of the number of Certificates with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent

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             has no commitment to sell the Certificates other than to use its best efforts. The Selling Agent will deliver all cash and checks received from the subscribers to Summit by noon of the next business day. All checks received by the Selling Agent from subscribers shall be made payable to Summit. The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not, in any event make discretionary purchases for the accounts of customers.

      3.    Amendment of the Registration Statement and Prospectus.

            Summit agrees, at its expense, to amend or supplement the Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, if (i) the Selling Agent advises Summit that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or (ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein or any omissions therein which make any of the statements therein misleading. The representations, warranties and obligations to indemnify all parties hereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

      4.    Undertakings of Summit.

            Summit will promptly notify the Selling Agent in the event of the issuance by the Securities and Exchange Commission ("SEC") of any stop order or other order suspending the Registration of the Certificates, or in the event of the institution or intended institution of any action or proceeding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the Registration of the Certificates, Summit will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstating the Registration of the Certificates.

      5.    Representations and Warranties.


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            Summit represents and warrants to the Selling Agent that:

            (i) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations of the SEC thereunder, accurately describe the operations of Summit and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

            (ii) Summit is a corporation duly organized and validly existing under the laws of the State of Idaho with full corporate power to perform its obligations as described in the Registration Statement and the Prospectus.

            (iii) The Certificates, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, will constitute valid, binding and legal outstanding obligations of Summit, in accordance with their terms.

            (iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of Summit and is a valid and binding agreement in accordance with its terms.

      6.    Indemnification.

            Summit and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other (or such controlling persons) may become subject, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) (i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as

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             amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

      7.    Fees and Expenses.

            Summit will pay all expenses incurred in connection with the offering and sale of the Certificates, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, accounting fees and expenses, and fees and expenses of First Trust, as Trustee.

            In the event of termination of the offering, Selling Agent will be reimbursed only for its actual accountable out-of-pocket expenses.

            The maximum commissions payable upon sale of the Certificates shall be 6% of the investment amount.

      8.    Governing Law.

            This Agreement shall be deemed to be made under and governed by the laws of the State of Idaho.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                  SUMMIT SECURITIES, INC.


                  By ___________________________________
                     Tom Turner, President

                  METROPOLITAN INVESTMENT SECURITIES, INC.


                  By _____________________________________
                     Reuel Swanson, Secretary
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